SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




        Date of Report (Date of Earliest Event Reported) December 3, 2001
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                           VIKING CAPITAL GROUP, INC.
                           --------------------------
              (Exact Name of Registrant as Specified in its Charter


                                      Utah
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


       0-22744                                                  87-0442090
-------------------------                              -------------------------
 Commission File Number                                (IRS Employer Ident. No.)


       Two Lincoln Centre, 5420 LBJ Freeway, Ste 300, Dallas, Texas 75240
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               (Address of Principal Executive Offices) (Zip Code)


                                 (972) 386-9996
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)




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Item 2.  Acquisition or Disposition of Assets.

         Effective December 3, 2001, pursuant to a Stock Purchase Agreement dated August 1, 2001 including amendments and related agreements, some of which were required to conform to requirements of the Peoples Republic of China government regulations pertaining to foreign investors, the Registrant has acquired 25% of the ownership of Beijing Fei Yun Viking Enterprises Co, Ltd.(Fei Yun Viking). Fei Yun Viking is comprised of the major assets transferred from Beijing Fei Yun Property Development, Co., Ltd. in connection with the acquisition. The transaction was originally announced on August 1, 2001. The acquisition was effective December 3, 2001 when Beijing Fei Yun Viking Enterprises Co., Ltd. received its business license and other necessary public approvals from the authorities in the Peoples Republic of China. Among the assets acquired is a 60% ownership of a real estate company, 40% ownership of a toll-way construction and operating company, 100% of the operations and distribution system of a chemical exchange company, and two notes receivable plus accrued interest. The face value of the note receivables is $11,630,604. For further financial information, refer to the information provided pursuant to
Item 7., Financial Statements and Exhibits. The terms of the agreement were based upon arms length negotiations. Viking paid 14,000,000 common restricted shares to selling shareholders and 7,500,000 common restricted shares were contributed to Beijing Fei Yun Viking Enterprises Co., Ltd. (via Beijing Fei Yun Property Development Co., Ltd.). The 14,000,000 common restricted shares were valued at $5.6 million based upon the weighted average value of shares traded for the five day period beginning two days prior to the announcement of the transaction and ending two days after the announcement. An independent third party appraisal of the gross assets involved was performed by Beijing Jinzhongwei Appraisal Co., Ltd. and the results were disclosed in a press release dated November 20, 2001. Zhou Haiping will serve as chairman, president & CEO and Wang Ping as vice chairman and vice president of Beijing Fei Yun Viking Enterprises Co., Ltd. Both Zhou Haiping and Wang Ping will also serve as vice presidents of Viking Capital Group, Inc.. Voting control of in excess of 51% of Fei Yun has been assigned to a Viking committee made up of Zhou Haiping, Wang Ping, Matthew Fossen, John Lu and William J. Fossen with William J. Fossen, Chairman of Viking Capital Group, Inc. having the right to decide any voting ties of the committee. John Lu is the executive director of the Registrant's Asian Pacific Operations.

Item 7.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. At the time of the filing of this Report, it is impracticable for the Registrant to provide any of the financial statements for the acquired business required by Item 7 of Form 8-K promulgated by the Commission under the Securities and Exchange Act of 1934, as amended (the "Act"). Accordingly, the Registrant will file the required financial statements, if any, as soon as practicable, but not later than February 12, 2002 as required by Item 7. The Registrant expects to file the financial statements before December 31, 2001.

(b) Pro Forma Financial Information. At the time of the filing of this Report, it is impracticable for the Registrant to provide any of the pro forma financial information required by Item 7 of Form 8-K promulgated by the Commission under the Act. Accordingly, the Registrant will file the required financial statements as soon as practicable, but not later than February 12, 2002 as required by Item 7. The Registrant expects to file the pro forma financial information before December 31, 2001.

(c)      Exhibits.

2.1  Stock For  Ownership  Agreement  Dated August 1, 2001
2.2  Amendment to Stock For  Ownership  Agreement  Dated  September  1, 2001
2.3  Amendment to Stock For Ownership  Agreement Dated November 1, 2001
2.4  Assignment of Ownership Interest Contract  Dated  November 16, 2001
99.1 Press release dated November 20, 2001 - Updated information regarding transaction
99.2 Press release dated December 11, 2001 - Announcing effectiveness of transaction



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

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.



                                 Viking Capital Group, Inc.


Date: December 17, 2001          /s/ Matthew W. Fossen
                                 ----------------------------
                                 Matthew W.  Fossen
                                 President, Chief Financial Officer




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EXHIBIT INDEX

EXHIBIT 2.1   Stock For Ownership Agreement Dated August 1, 2001
EXHIBIT 2.2   Amendment to Stock For Ownership Agreement Dated September 1, 2001
EXHIBIT 2.3   Amendment to Stock For Ownership Agreement Dated November 1, 2001
EXHIBIT 2.4   Assignment of Ownership Interest Contract Dated November 16, 2001
EXHIBIT 99.1 Press release dated November 20, 2001 - Updated information regarding transaction
EXHIBIT 99.2 Press release dated December 11, 2001 - Announcing effectiveness of transaction








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